CSFB

           CREDIT SUISSE FIRST BOSTON

___________________________________________________________________________________________________

HOME EQUITY ASSET TRUST 2005-7

DERIVED 8/23/05

$226,000,000

Class 2-A-2

Senior Certificates Offered

(Approximate)

$989,000,100

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2005-7

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[TBD]

Trustee

The information contained in the attached materials is referred to as the “Information”.

The Information has been provided by Credit Suisse First Boston.  Neither the Issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein.  The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

The Information contained herein will be superseded by the description of the mortgage pool contained in the prospectus supplement relating to the certificates.

The Information addresses only certain aspects of the applicable certificate’s characteristics and thus does not provide a complete assessment.  As such, the Information may not reflect the impact of all structural characteristics of the certificate.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

Although a registration statement (including the prospectus) relating to the certificates discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the certificates discussed in this communication has not been filed with the Securities and Exchange Commission.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer or sale of the certificates discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the certificates discussed in this communication for definitive Information on any matter discussed in this communication.  Any investment decision should be based only on the data in the prospectus and the prospectus supplement (“Offering Documents”) and the then current version of the Information.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current.  A final prospectus and prospectus supplement may be obtained by contacting the Credit Suisse First Boston Trading Desk at (212) 538-8373.

Net WAC

The tables below show the Net WAC at 20% libor with the collateral run at various PPC.  The calculations assume running the deal to call.

	Net		Net		Net		Net		Net		Net
Period	WAC (1)	Period	WAC (1)	Period	WAC (1)	Period	WAC (2)	Period	WAC (2)	Period	WAC (2)
1	6.75%	53	12.20%	105	11.33%	1	6.75%	53	10.41%	105	8.46%
2	12.22%	54	12.20%	106	11.70%	2	12.29%	54	10.37%	106	8.44%
3	11.83%	55	12.91%	107	11.31%	3	11.89%	55	11.43%	107	8.41%
4	12.23%	56	12.21%	108	11.30%	4	12.28%	56	10.29%	108	8.39%
5	11.84%	57	12.62%	109	11.67%	5	11.87%	57	10.58%	109	8.37%
6	11.85%	58	12.21%	110	11.29%	6	11.87%	58	10.20%	110	8.34%
7	13.13%	59	12.62%	111	11.66%	7	13.13%	59	10.50%	111	8.32%
8	11.87%	60	12.22%	112	11.28%	8	11.85%	60	10.12%	112	8.30%
9	12.27%	61	11.97%	113	11.27%	9	12.23%	61	10.07%	113	8.28%
10	11.88%	62	11.58%	114	12.31%	10	11.82%	62	10.02%	114	8.26%
11	12.29%	63	11.96%	115	11.25%	11	12.20%	63	9.99%	115	8.24%
12	11.90%	64	11.57%	116	11.62%	12	11.79%	64	9.93%	116	8.22%
13	11.90%	65	11.57%	117	11.24%	13	11.77%	65	9.90%	117	8.20%
14	12.30%	66	12.23%	118	11.61%	14	12.15%	66	9.86%	118	8.18%
15	11.91%	67	11.56%	119	11.22%	15	11.74%	67	9.81%	119	8.16%
16	12.32%	68	11.94%	120	11.22%	16	12.11%	68	9.77%	120	8.14%
17	11.93%	69	11.55%	121	11.58%	17	11.70%	69	9.73%	121	8.12%
18	11.95%	70	11.93%	122	11.20%	18	11.68%	70	9.69%	122	8.11%
19	13.25%	71	11.54%	123	11.57%	19	12.91%	71	9.65%	123	8.09%
20	11.98%	72	11.54%	124	11.19%	20	11.65%	72	9.60%	124	8.07%
21	12.39%	73	11.92%	125	11.18%	21	12.01%	73	9.57%	125	8.06%
22	12.00%	74	11.53%	126	11.94%	22	11.59%	74	9.52%
23	12.43%	75	11.90%	127	11.17%	23	11.93%	75	9.48%
24	11.05%	76	11.51%	128	11.53%	24	11.50%	76	9.44%
25	11.09%	77	11.51%	129	11.15%	25	11.45%	77	9.40%
26	10.83%	78	12.25%	130	11.51%	26	11.62%	78	9.36%
27	11.06%	79	11.50%	131	11.14%	27	11.35%	79	9.32%
28	10.77%	80	11.88%	132	11.13%	28	11.62%	80	9.28%
29	11.35%	81	11.49%	133	11.49%	29	11.29%	81	9.24%
30	12.10%	82	11.86%	134	11.11%	30	11.26%	82	9.21%
31	11.57%	83	11.47%	135	11.47%	31	12.00%	83	9.17%
32	11.84%	84	11.47%	136	11.10%	32	11.20%	84	9.13%
33	11.50%	85	11.84%	137	11.09%	33	11.54%	85	9.09%
34	11.79%	86	11.45%	138	12.27%	34	11.13%	86	9.06%
35	12.14%	87	11.83%	139	11.07%	35	11.47%	87	9.02%
36	12.08%	88	11.44%	140	11.43%	36	11.06%	88	8.99%
37	12.14%	89	11.43%	141	11.06%	37	11.03%	89	8.95%
38	12.07%	90	12.27%	142	11.42%	38	11.36%	90	8.92%
39	12.15%	91	11.42%	143	11.04%	39	10.96%	91	8.88%
40	12.05%	92	11.79%	144	11.03%	40	11.29%	92	8.85%
41	12.16%	93	11.41%	145	11.39%	41	10.88%	93	8.82%
42	12.17%	94	11.78%	146	11.02%	42	10.85%	94	8.78%
43	12.87%	95	11.39%	147	11.38%	43	11.97%	95	8.75%
44	12.17%	96	11.39%	148	11.00%	44	10.77%	96	8.72%
45	12.58%	97	11.76%	149	11.00%	45	11.09%	97	8.69%
46	12.18%	98	11.37%	150	12.16%	46	10.69%	98	8.66%
47	12.59%	99	11.75%	151	10.98%	47	11.01%	99	8.63%
48	12.19%	100	11.36%	152	11.34%	48	10.61%	100	8.60%
49	12.19%	101	11.35%	153	10.96%	49	10.57%	101	8.57%
50	12.60%	102	12.30%	154	11.32%	50	10.89%	102	8.54%
51	12.20%	103	11.34%	155	10.95%	51	10.49%	103	8.52%
52	12.61%	104	11.71%	156		52	10.80%	104	8.49%

(1)

Achieved assuming each adjustable Mortgage Loan index and one-month LIBOR increase to 20.00% in period 2; run with no loss to call, 50% ARM PPC & 33% FRM PPC.  Net WAC indicates the lesser of the weighted-average net interest rate of the Group 2 Mortgage Loans, adjusted to include net payments to Group 2 under the Swap Agreement, and the weighted-average maximum rate of the Group 2 mortgage loans.  The rate displayed is adjusted for the actual number o days in the accrual period (and is thus represented in an actual/360 accrual basis.)

(2)

Achieved assuming each adjustable Mortgage Loan index and one-month LIBOR increase to 20.00% in period 2; run with no loss to call, 100% ARM PPC & 0% FRM PPC.  Net WAC indicates the lesser of the weighted-average net interest rate of the Group 2 Mortgage Loans, adjusted to include net payments to Group 2 under the Swap Agreement, and the weighted-average maximum rate of the Group 2 mortgage loans.  The rate displayed is adjusted for the actual number o days in the accrual period (and is thus represented in an actual/360 accrual basis.)

100% Prospectus Prepayment Curve (PPC)

With respect to the fixed rate Mortgage Loans, 100% of the prepayment assumption (the “Fixed PPC”) describes prepayments starting at 4.60% CPR in month 1, increasing by approximately 1.6727% CPR per month to 23% CPR in month 12, and remaining at 23% CPR thereafter.

With respect to the adjustable rate Mortgage Loans, 100% of the prepayment assumption (the “ARM PPC”) describes prepayments starting at 8% CPR in month 1, increasing by 2% in each of the following 11 months.  In months 12 through 22, 100% PPC for the adjustable rate Mortgage Loans assumes 30% CPR.  In months 23 through 27, 100% PPC for the adjustable rate Mortgage Loans assumes 55% CPR.  In month 28 and thereafter, 100% PPC for the adjustable rate Mortgage Loans is assumed to remain constant at 35%.